Exhibit 5.1

Mitchell Silberberg & Knupp llp A Law Partnership Including Professional Corporations

April 18, 2025

XTI Aerospace, Inc.

8123 InterPort Blvd., Suite C

Englewood, Colorado 80112

Re:	XTI Aerospace, Inc. - Post-Effective Amendment to Registration Statement on Form S-3 on Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to XTI Aerospace, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing of the Company’s post-effective amendment to the registration statement on Form S-3 on registration statement on Form S-1 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), filed by the Company with the Securities and Exchange Commission (the “Commission”). The Registration Statement relates to the registration of the offer, sale and issuance of 4,036,987 shares (the “Warrant Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) upon the exercise of (i) certain warrants issued on January 10, 2025 with an exercise price of $17.1875 per share (the “Placement Agent Warrants”), (ii) certain pre-funded warrants issued on March 31, 2025 with an exercise price of $0.001 per share (the “Pre-funded Warrants”), (iii) certain common warrants issued on March 31, 2025 with an exercise price of $1.36 per share (the “Common Warrants”) and (iv) certain common warrants issued on March 31, 2025 with an exercise price of $1.70 per share (the “Representative’s Warrants” and together with the Placement Agent Warrants, the Pre-funded Warrants and the Common Warrants, the “Warrants”). The Registration Statement relates to, and amends in a post-effective amendment, a registration statement on Form S-3 originally filed with the Commission on May 31, 2024, File No. 333-279901.

In connection therewith, we have examined and relied upon original, certified, conformed, photostat or other copies of (a) the Restated Articles of Incorporation, as amended, and the Bylaws, as amended, of the Company; (b) resolutions of the Board of Directors of the Company; (c) the Registration Statement and the exhibits thereto; (d) the Placement Agent Warrants; (e) the Pre-funded Warrants; (f) the Common Warrants; (g) the Representative’s Warrants and (h) such corporate records of the Company, certificates of public officials, certificates of officers of the Company and other documents, agreements and instruments as we have deemed necessary as a basis for the opinions herein contained. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon.

437 Madison Ave., 25th Floor, New York, New York 10022-7001 Phone: (212) 509-3900 Fax: (212) 509-7239 Website: www.msk.com

April 18, 2025

We have further assumed the legal capacity of natural persons, and we have assumed that each party to the documents we have examined or relied on (other than the Company) has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Warrant Shares, when issued and delivered upon exercise of the Warrants against payment of the exercise price therefor, will be validly issued, fully paid and non-assessable.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein with respect to the issuance of the Warrant Shares. This opinion is opining upon and is limited to the current federal laws of the United States and the Nevada Revised Statutes as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdiction be changed after the date hereof by legislative action, judicial decision, or otherwise.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as the Company’s counsel and to all references made to us in the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder. This opinion is given as of the effective date of the Registration Statement, and we are under no duty to update the opinions contained herein.

Very truly yours,

/s/ MITCHELL SILBERBERG & KNUPP LLP